Exhibit 99.2

News Release

CONTACTS
St. Jude Medical	AGA Medical
Angela Craig	Rachel Ellingson
Tel 651 756 2191	Tel 763 531 3018
Email acraig@sjm.com	Email rellingson@amplatzer.com

St. Jude Medical and AGA Medical Announce Definitive Agreement

Combination brings a significant addition to St. Jude Medical’s atrial fibrillation and cardiovascular growth programs

St. Jude Medical will discuss the transaction on its Third Quarter 2010 Earnings Call scheduled for 8 a.m. EDT (7 a.m. CDT) on Oct. 20

ST. PAUL, Minn. and PLYMOUTH, Minn. — Oct. 18, 2010 — St. Jude Medical, Inc. (NYSE: STJ), a global medical device company, and AGA Medical Holdings, Inc. (Nasdaq: AGAM), today announced that the Boards of Directors of both companies have approved a definitive agreement under which St. Jude Medical will acquire all of the outstanding shares of AGA Medical for $20.80 per share in a cash and stock transaction valued at approximately $1.3 billion, including the assumption of approximately $225 million in outstanding debt. The transaction is expected to be conducted as an exchange offer followed by a merger and to close by the end of the year.

AGA Medical, with sales of approximately $199 million in 2009, is a global innovator and manufacturer of a comprehensive line of devices used to treat structural heart defects and vascular abnormalities through minimally invasive transcatheter treatments. The combination of the complementary product lines of St. Jude Medical and AGA Medical will create a clear leader in the structural heart market, making St. Jude Medical the only company with programs across all major categories that include structural heart defects, left atrial appendage occlusion, transcatheter aortic valve implantation and percutaneous mitral valve repair.

The acquisition represents a significant addition to St. Jude Medical’s cardiovascular and atrial fibrillation growth programs, adding to the company’s portfolio a leading position in four new markets — the market for left atrial appendage (LAA) closure, the market for patent foramen ovale (PFO) closure in cryptogenic stroke patients, the market to modify abnormal peripheral vessels with vascular plugs and the market to repair structural heart defects. AGA Medical’s revenue has grown at a compounded annual rate of 19 percent during the period from 2005 to 2009. On a constant currency basis, St. Jude Medical expects AGA Medical to grow its revenue in the low double-digits for 2011, not including the benefits of any possible future product approvals or successful clinical trial outcomes.

AGA Medical’s AMPLATZER® device platform has strong brand-name recognition for its clinical excellence and ease of use. The company’s occlusion (closing or sealing) devices offer minimally invasive transcatheter treatments clinically proven to be safe and effective in closing structural defects found in a patient’s heart. Its portfolio of vascular plugs has the potential to change the standard of care for the treatment of peripheral abnormal blood vessels. AGA Medical’s AMPLATZER devices are currently marketed and sold in 112 countries and more than 450,000 AGA Medical products have been sold worldwide.

“St. Jude Medical believes that the acquisition of AGA Medical will benefit customers, employees and shareholders of both companies,” said Daniel J. Starks, Chairman, President and Chief Executive Officer of St. Jude Medical. “AGA Medical has developed technologies with proven clinical outcomes. It has a strong core business with an enviable pipeline of products and clinical trials. We look forward to AGA Medical employees joining St. Jude Medical and to the further development of these programs.”

“In St. Jude Medical we have found a partner that shares our commitment to develop innovative products that support the vision, leadership and innovation of our co-founder, Dr. Kurt Amplatz, whose ground-breaking devices have improved the lives of patients around the world, and with whom we look forward to continuing to work in the future,” said John Barr, President and Chief Executive Officer of AGA Medical. “We are very pleased to be joining St. Jude Medical, which — through its geographic scale, expertise and resources — will help us expand the reach of our products both geographically and across physician specialties.”

Following the completion of the transaction, AGA Medical will become part of St. Jude Medical’s Cardiovascular Division. AGA Medical President and CEO John Barr has agreed to join St. Jude Medical, reporting to Cardiovascular Division President Frank Callaghan. St. Jude Medical plans to continue operations from AGA Medical’s current location in Plymouth, Minn.

Terms of the Agreement

Under the terms of the definitive agreement, AGA Medical shareholders will receive $20.80 for each share of AGA Medical stock they own in the form of cash and/or St. Jude Medical common stock. The split between cash and stock consideration will be 50 percent of each. Holders of AGA Medical stock tendered in the exchange offer may elect to receive cash or shares of St. Jude Medical common stock, subject to proration and adjustment pursuant to the definitive agreement. Under the terms of the agreement, the exchange ratio for the stock component will be determined based on the average closing price of St. Jude Medical common stock over 10 trading days ending two days prior to the close of the exchange offer. Upon consummation of the exchange offer, St. Jude Medical intends to complete a merger in order to acquire all the shares of AGA Medical common stock that remain outstanding after the completion of the exchange offer.

St. Jude Medical intends to commence an exchange offer for all of the outstanding shares of AGA Medical on or around October 20, 2010, which will remain open for at least 20 business days. Major shareholders, including certain shareholders affiliated with Welsh Carson Anderson & Stowe, holding approximately 44 percent of AGA Medical’s outstanding common stock and AGA Medical’s co-founder Franck Gougeon, holding approximately 19 percent of AGA Medical’s outstanding common stock, have confirmed their intention to tender all of their shares into the offer.

St. Jude Medical will use cash on hand to fund the cash portion of the consideration. Except for one-time acquisition-related expenses expected to be recorded in the fourth quarter, this acquisition does not impact St. Jude Medical’s outlook for 2010 consolidated earnings per share. In addition, in connection with this transaction, the St. Jude Medical Board of Directors has approved a stock repurchase authorization of up to $600 million of St. Jude Medical common stock to offset the shares issued in this transaction, subject to market conditions.

The transaction is subject to customary closing conditions and regulatory approvals, as well as the valid tender of a majority of the outstanding shares of AGA Medical common stock in the exchange offer, on a fully-diluted basis. St. Jude Medical expects the transaction to close by the end of the year.

Strategic and Financial Benefits

The acquisition of AGA Medical is highly complementary to the St. Jude Medical business and enables St. Jude Medical to extend its product reach into new areas.

•                  Clear structural heart leader: AGA Medical is the market share leader in structural heart defect occluders, and when combined, the two companies will have programs across all major categories that include structural heart defects, left atrial appendage occlusion, transcatheter aortic valve implantation and percutaneous mitral valve repair.

•                  Complementary programs: AGA Medical’s experience with products that use nitinol braiding have allowed the company to recently expand into the vascular market served by interventional radiologists and vascular surgeons, which will add growth and extend St. Jude Medical’s vascular closure franchise into this market. Additionally, St. Jude Medical’s leading electrophysiology and cardiovascular franchise can benefit AGA Medical’s emerging products for occlusion of the LAA, an area that has the potential to become a major new growth driver for St. Jude Medical over the next five years as part of the company’s atrial fibrillation and structural heart programs.

•                  International growth: St. Jude Medical’s global presence can further strengthen and enhance AGA Medical’s international growth. While 60 percent of AGA Medical’s sales come from international markets, only 20 percent of its sales are generated from markets outside of Europe. St. Jude Medical’s geographic distribution scale can accelerate AGA Medical’s growth more rapidly in numerous markets.

•                  Market potential: There are also a number of opportunities for AGA Medical’s occlusion devices to expand the existing structural heart market. AGA Medical currently has four randomized, prospective clinical trials underway to explore new geographic approvals and expanded indications for products that are already manufactured and sold outside of the U.S. Three of these trials are focused on a type of structural heart defect known as a PFO — a hole in the wall between the left and right atria — and its relationship to both stroke and migraine.

•                  The RESPECT clinical trial in the U.S. is investigating whether PFO closure with the AMPLATZER® PFO Occluder is safe and effective in preventing recurrent cryptogenic strokes (those of an unknown origin).

•                  The PREMIUM clinical trial in the U.S. is evaluating whether PFO closure with the AMPLATZER PFO Occluder is an effective treatment for certain types of migraine patients.

•                  The PRIMA clinical trial is an international trial evaluating whether PFO closure with the AMPLATZER® PFO Occluder is an effective treatment for certain types of migraine patients.

•                  A fourth clinical trial is studying the AMPLATZER® Cardiac Plug (ACP) for the LAA, which brings new growth opportunities for St. Jude Medical’s atrial fibrillation and cardiology product platforms. AGA Medical is in the feasibility phase of a U.S. clinical trial that is designed to evaluate the use of the ACP to prevent stroke in atrial fibrillation patients.

•                  Accretive transaction: AGA Medical has experienced strong revenue growth with historically strong gross margins. The transaction is expected to be accretive to earnings in 2011 and beyond on a GAAP basis, excluding the increase to cost of goods sold related to the step up in inventory values required under purchase accounting. St. Jude Medical expects to record a non-recurring transaction-related charge in the fourth quarter of 2010.

In connection with this transaction, BofA Merrill Lynch is acting as financial advisor and Gibson, Dunn & Crutcher LLP as legal advisor to St. Jude Medical. Piper Jaffray & Co. is acting as financial advisor and Fredrikson & Byron, P.A. as legal counsel to AGA Medical.

Conference Call and Webcast

St. Jude Medical will hold its regular quarterly earnings conference call and webcast for investors and analysts on Wednesday, Oct. 20, 2010, at 8 a.m. EDT (7 a.m. CDT) where management will also discuss this transaction. This call is being webcast by Thomson Reuters and can be accessed live at the St. Jude Medical Investor Relations website (www.sjm.com/corporate/investor-relations.aspx), where it will also be archived for 90 days.

About AGA Medical

AGA Medical, based in Plymouth, Minn., is a leading innovator and manufacturer of medical devices for the treatment of structural heart defects and vascular abnormalities. AGA Medical’s AMPLATZER® occlusion devices offer minimally invasive transcatheter treatments that have been clinically proven to be safe and highly effective in defect closure. AGA Medical is the only manufacturer with occlusion devices approved to close seven different structural heart defects, with leading market positions for each of its devices. More than 1,650 articles supporting the benefits of AMPLATZER® products have been published in medical literature. AGA Medical markets its AMPLATZER® products in 112 countries worldwide to interventional cardiologists, electrophysiologists, interventional radiologists and vascular surgeons. More information about the company and its products can be found at http://www.amplatzer.com.

About St. Jude Medical

St. Jude Medical develops medical technology and services that focus on putting more control into the hands of those who treat cardiac, neurological and chronic pain patients worldwide. The company is dedicated to advancing the practice of medicine by reducing risk wherever possible and contributing to successful outcomes for every patient. St. Jude Medical is headquartered in St. Paul, Minn. and has four major focus areas that include: cardiac rhythm management, atrial fibrillation, cardiovascular and neuromodulation. For more information, please visit sjm.com.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. Such forward-looking statements include the expected structure and timetable for the transaction between St. Jude Medical and AGA Medical, the transaction’s anticipated strategic and financial benefits, revenues and earnings guidance for St. Jude Medical and AGA Medical, and expectations regarding AGA Medical’s ongoing operations, employees and consultants following the transaction. The statements made by AGA Medical and St. Jude Medical in this release are based upon current expectations and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties include the satisfaction of closing conditions for the acquisition, including clearance under the Hart-Scott-Rodino Antitrust Improvements Act and the tender of a majority of the outstanding shares of common stock of AGA Medical; market conditions; the effect of the announcement of the merger on St. Jude Medical’s and AGA Medical’s respective business; the impact of any failure to complete the exchange offer and the merger; the risk that St. Jude Medical will not realize the anticipated benefits of the acquisition; the potential inability to successfully operate or integrate AGA Medical’s business; general industry and economic conditions; and other factors beyond the companies’ control and the risk factors and other cautionary statements described in the St. Jude Medical’s and AGA Medical’s filings with the SEC. Please refer to the Risk Factors and Cautionary Statements sections of St. Jude Medical’s Quarterly Report on Form 10-Q for the fiscal quarter ended April 3, 2010, and the Risk

Factors set forth in AGA Medical’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, as updated by the Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2010, for a further list and description of additional business risks, uncertainties, and other factors that may affect these statements. Neither St. Jude Medical nor AGA Medical intends to update these statements and undertakes no duty to any person to provide any such update under any circumstance.

Important Additional Information

The exchange offer for the outstanding shares of common stock of AGA Medical has not yet commenced. This press release is for informational purposes only and does not constitute an offer to purchase, or a solicitation of an offer to sell shares of common stock of AGA Medical, nor is it a substitute for the registration statement and tender offer materials that St. Jude Medical will file with the Securities and Exchange Commission upon commencement of the tender offer.

Investors and security holders of AGA Medical are urged to read the tender offer statement on Schedule TO and the registration statement on Form S-4, to be filed by St. Jude Medical with the SEC upon commencement of the exchange offer, and the solicitation/recommendation statement on Schedule 14d-9 regarding the exchange offer, which will be filed by AGA Medical with the SEC upon the commencement of the exchange offer. The tender offer materials (including an offer to purchase, letter of transmittal and related tender offer documents) and the solicitation/recommendation statement will contain important information which should be read carefully before any decisions are made with respect to the offer.

In addition to the tender offer statement, the solicitation/recommendation statement and the registration statement described above, AGA Medical and St. Jude Medical file annual, quarterly and current reports, proxy statements and other information with the SEC. The tender offer statement, the solicitation/recommendation statement, the registration statement and any other relevant materials, when they become available, and any other documents filed with the SEC by AGA Medical or St. Jude Medical, are available without charge at the SEC’s website at www.sec.gov, or from the companies’ websites, at www.amplatzer.com and www.sjm.com, respectively.

Neither St. Jude Medical nor AGA Medical is asking for your vote or soliciting proxies in connection with the transaction at this time. Upon consummation of the exchange offer, St. Jude Medical and AGA may seek votes or proxies in connection with the proposed back-end merger from holders of AGA shares not tendered in the exchange offer. AGA Medical, St. Jude Medical and their respective officers and directors may be therefore deemed to be participants in the solicitation of proxies from AGA Medical’s shareholders in connection with the proposed merger. A description of certain interests of the directors and executive officers of AGA Medical is set forth in AGA Medical’s proxy statement for its 2010 annual meeting, which was filed with the SEC on April 29, 2010. A description of certain interests of the directors and executive officers of the St. Jude Medical is set forth in the St. Jude Medical’s proxy statement for its 2010 annual meeting, which was filed with the SEC on March 23, 2010. Additional information regarding the interests of such potential participants will be included in the registration statement and other relevant documents to be filed with the SEC in connection with the proposed merger.